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                                                                    Exhibit 8(j)




State Street Bank and Trust Company
1776 Heritage Drive, AFB
North Quincy, MA 02171


Ladies and Gentlemen:

     Reference is made to the Sub-Custodian Contract between us dated as of October 1, 1997 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc., namely the Munder Growth Opportunities Fund (the "New Portfolio").

     In accordance with the Additional Portfolios provision of Section 16 of the Agreement, we request that you act as Sub-Custodian with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.


                            Very truly yours,

                            The Munder Funds, Inc.

                            By:/s/ Terry H. Gardner
                               ---------------------------
                               Terry H. Gardner


                            Accepted:

                            State Street Bank and Trust Company

                            By:/s/ Nick Bonos
                               ---------------------------
                               Nick Bonos

                            Comerica Bank

                            By:/s/ Scott Seibert
                               ---------------------------
                               Scott Seibert


Date: February 24, 1998